UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2016 (October 31, 2016)

USG Corporation

(Exact name of registrant as specified in its charter) Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
(312) 436-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 31, 2016 (the “Effective Date”), USG Corporation (“USG” or the “Company”) completed the sale of all of the outstanding capital stock of USG’s former subsidiary L&W Supply Corporation (“L&W”) to American Builders & Contractors Supply Co., Inc. (the “Purchaser”) for a purchase price of approximately $670 million in cash (the “Transaction”), pursuant to the Sale and Purchase Agreement, dated August 27, 2016 (the “Purchase Agreement”), by and between USG and the Purchaser. USG also made a cash payment to Purchaser of $2 million based on an initial estimate of L&W's working capital.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to USG’s Current Report on Form 8-K/A on August 29, 2016, and is incorporated by reference herein.

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.
On the Effective Date, L&W and the Purchaser (as a guarantor under certain provisions of the Supply Agreement (as defined below)) entered into a supply agreement (the “Supply Agreement”) with the Company’s subsidiaries United States Gypsum Company and USG Interiors, LLC (collectively, the “Subsidiaries”) and the Company (as a guarantor under certain provisions of the Supply Agreement). The Supply Agreement governs sales of the Subsidiaries’ wallboard, ceiling tile, glass mat and surfaces and substrate products (collectively, the “Products”) to L&W. Pursuant to the Supply Agreement, L&W agreed to be a distributor of Products and to market, promote, sell and distribute Products pursuant to the terms of the Supply Agreement.
Under the terms of the Supply Agreement, L&W will purchase Products from the Subsidiaries, subject to minimum purchase requirements or sales targets, as applicable. Except as to ceiling tile, L&W’s appointment to distribute Products is non-exclusive. Pursuant to the terms of the Supply Agreement, the Purchaser has irrevocably guaranteed L&W’s obligations, covenants, undertakings and liabilities under the Supply Agreement, and the Company has irrevocably guaranteed the Subsidiaries’ obligations, covenants, undertakings and liabilities under the Supply Agreement.
Subject to certain exceptions, limitations and other provisions, the Subsidiaries and L&W have agreed to indemnify each other for breaches of representations and warranties and certain other matters.
Among other customary termination rights granted under the Supply Agreement, the Supply Agreement can be terminated by the Subsidiaries upon written notice if L&W breaches or is in default of any obligation under the Supply Agreement and such breach or default has not been cured within a specified time period from the giving of written notice. Among other customary termination rights granted under the Supply Agreement, the Supply Agreement can be terminated by L&W upon written notice if the Subsidiaries materially breach or are in default of any obligation under the Supply Agreement and such breach or default has not been cured within a specified time period from the giving of written notice.
The foregoing description of the Supply Agreement does not purport to be a complete description of the terms of such agreement, which are qualified in all respects by reference to the complete text of the Supply Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated by reference herein.
The Purchase Agreement and Supply Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement and the Supply Agreement are made only for purposes of those agreements and as of specific dates; are solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or the Supply Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of the Purchase Agreement or the Supply Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.
Section 2 – Financial Information
Item 2.01    Completion of Acquisition or Disposition of Assets.
On the Effective Date, USG completed the sale of all of the outstanding capital stock of L&W to the Purchaser for a purchase price of approximately $670 million in cash. USG also made a cash payment to Purchaser of $2 million based on an initial estimate of L&W's working capital.
As a result, L&W and its subsidiaries are no longer subsidiaries of the Company. In this regard, L&W is no longer a guarantor under the Company’s outstanding senior notes or credit agreement.
The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of USG’s Current Report on Form 8-K filed with the SEC on August 29, 2016 and USG’s Current Report on Form 8-K/A, which includes the Purchase Agreement as Exhibit 2.1 thereto, filed with the SEC on August 29, 2016.
Section 7 - Regulation FD
Item 7.01     Regulation FD Disclosure.
As USG previously disclosed, in the third quarter of fiscal year 2016, the Company has reflected the results of L&W as discontinued operations. Attached as Exhibit 99.1 are additional recast historical unaudited financial information for the quarterly and annual periods of the year ended December 31, 2015 and the nine months ended September 30, 2016, reflecting the discontinued operations.
The information contained in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934 and it shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.
Section 8 – Other Events
Item 8.01    Other Events.
In connection with the completion of the Transaction and in accordance with the indentures governing the Notes (as defined below), USG is issuing irrevocable notices of redemption with respect to (1) all $250 million aggregate principal amount of the Company’s 7.875% senior notes due 2020 (the “2020 Notes”) and (2) all $350 million aggregate principal amount of the Company’s 5.875% senior notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, the “Notes”). The redemption date for both series of Notes is December 2, 2016. USG will redeem such 2020 Notes at a redemption price equal to $1,039.38 per $1,000 principal amount and such 2021 Notes at a redemption price equal to $1,044.06 per $1,000 principal amount, plus in each case accrued and unpaid interest to, but not including, the redemption date of December 2, 2016.
Section 9 – Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The following unaudited pro forma condensed consolidated financial statements of the Company, reflecting the characterization of the sale of all of the outstanding capital stock of L&W as a disposition by the Company, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016;

•	Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2016 and for each of the years ended December 31, 2015, 2014 and 2013;

•	Explanatory notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit No.	Exhibit
2.1
Sale and Purchase Agreement, by and between USG Corporation and American Builders & Contractors Supply Co., Inc., dated August 27, 2016 (filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 29, 2016 and incorporated herein by reference). *

10.1
Supply Agreement, by and among United States Gypsum Company and USG Interiors, LLC and USG Corporation, as guarantor, and L&W Supply Corporation and American Builders & Contractors Supply Co., Inc., as guarantor, dated October 31, 2016. †

99.1	Recast unaudited financial statements for the quarterly and annual periods of the year ended December 31, 2015 and the nine months ended September 30, 2016.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

*
Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The     registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar     attachments upon request by the Securities and Exchange Commission, provided that the registrant may request     confidential treatment for any schedule or other similar attachment so furnished.

†
Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: November 1, 2016	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1
Sale and Purchase Agreement, by and between USG Corporation and American Builders & Contractors Supply Co., Inc., dated August 27, 2016 (filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 29, 2016 and incorporated herein by reference). *

10.1
Supply Agreement, by and among United States Gypsum Company and USG Interiors, LLC and USG Corporation, as guarantor, and L&W Supply Corporation and American Builders & Contractors Supply Co., Inc., as guarantor, dated October 31, 2016. †

99.1	Recast unaudited financial statements for the quarterly and annual periods of the year ended December 31, 2015 and the nine months ended September 30, 2016.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

*
Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission, provided that the registrant may request confidential treatment for any schedule or other similar attachment so furnished.

†
Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934.